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                                                                    Exhibit 99.1


              OVERLAND COMPLETES ACQUISITION OF TECMAR TECHNOLOGIES
                     OPERATING ASSETS; NOW POISED TO ADVANCE
                 SMALL-BUSINESS STORAGE BACKUP MARKET INITIATIVE


San Diego, CA, February 23, 2000... Overland Data, Inc. (Nasdaq: OVRL) today announced that it has completed the acquisition of the operating assets of Tecmar Technologies International, Inc. and related entities for approximately $3.2 million in cash. Overland acquired the assets from Tecmar in support of its small-business storage backup market initiative following bankruptcy court approval of the acquisition.

Included in the assets purchased from Tecmar are substantially all of the inventories, fixed assets, supplies, intellectual property, trademarks (including Tecmar-Registered Trademark-, Ditto-Registered Trademark- and WangDAT-Registered Trademark-) and Internet addresses. Overland acquired the assets from Tecmar on a discounted basis free and clear of all liens, interests and claims, and assumed no liabilities of Tecmar other than ordinary course customer warranty claims.

Tecmar, based in Longmont, Colorado, is a leader in Travan-TM-* technology and other tape storage solutions for the entry-level networking environment, and its Ditto and WangDAT products are well-recognized in the marketplace. Tecmar generated approximately $24 million in revenue in the twelve-month period ended October 31, 1999.

"We are pleased to announce the closing of our purchase of the Tecmar assets," stated Scott McClendon, President and CEO of Overland. "We believe that Overland has a significant opportunity in the low-cost, entry-level data storage backup market, and the acquisition of these assets will accelerate our entry into that $2 billion market in a cost-effective manner."

With the asset purchase now completed, Overland is rapidly moving forward with the design and manufacture of high-performance Travan-TM- and Travan NS-TM-* tape drives incorporating Overland's proprietary Variable Rate Randomizer (VR2-TM-) technology. Overland intends to deliver next-generation Travan tape drives for the small business/SOHO market and Travan NS tape drives for the entry-level server market. Travan drives enhanced with VR2 will reduce backup and restore times by 50% while as much as doubling the storage capacity currently available. The drives also will be backward compatible with previous Travan technology.

Added McClendon: "We believe our high-performance VR2-enhanced Travan drives will provide a product priced in line with today's entry-level servers. Prices for entry-level servers are falling rapidly and the market for these products is therefore expected to grow rapidly. Our goal is to serve that growing opportunity with next-generation Travan drives offering performance features and value appropriate for the low-cost, small-business market. The


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OVERLAND COMPLETES ACQUISITION OF TECMAR TECHNOLOGIES OPERATING
ASSETS ...page 2


acquisition of the Tecmar assets, including its established distribution channel, now positions us to advance the achievement of that goal."


ABOUT OVERLAND
Overland Data, Inc. (Nasdaq: OVRL) is a global supplier of innovative data storage and storage automation solutions for computer networks. The Company's award-winning DLT LibraryXpress-TM- SmartScale Storage-Registered Trademark-architecture has set new standards for intelligent automated storage and scalability and established Overland as a leader in the mid-range tape storage market. Today, Overland is broadening its product line and technology offerings to address additional segments of the storage market, including the entry-level small-business market, as well as the higher-end enterprise environment. Overland's patented Variable Rate Randomizer (VR2-TM-) data encoding technology, capable of substantially increasing the capacity and throughput of linear tape formats, is being applied by the Company to Travan tape drives, and has been licensed to Seagate Technology, Tandberg Data and Imation Corp. for inclusion in their next-generation tape drives. Overland products, acclaimed for their quality and reliability, are sold worldwide through leading OEMs, including Compaq, IBM, Fujitsu Siemens Computers and Groupe Bull, commercial distributors such as Ingram Micro, Tech Data Corp. and Bell Microproducts, as well as storage integrators and value-added resellers.

CONTACT INFORMATION:

OVERLAND: (858) 571-5555
World Wide Web: www.overlanddata.com

PRODUCT INFORMATION:
Steve Richardson, VP of Marketing
E-mail: srichardson@overlanddata.com

INVESTOR RELATIONS INFORMATION:
Scott McClendon, President & CEO
E-mail: smcclendon@overlanddata.com
Vernon LoForti, CFO
E-mail: vloforti@overlanddata.com

AGENCY:
Judy Smith
JPR Communications


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OVERLAND COMPLETES ACQUISITION OF TECMAR TECHNOLOGIES OPERATING
ASSETS ...page 3


(818) 386-0403
E-mail: jprcommun@aol.com
Home Page: www.jprcom.com

EXCEPT FOR THE FACTUAL STATEMENTS MADE HEREIN, THE INFORMATION CONTAINED IN THIS PRESS RELEASE CONSISTS OF FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. WORDS AND EXPRESSIONS REFLECTING OPTIMISM AND SATISFACTION WITH CURRENT PROSPECTS, AS WELL AS WORDS SUCH AS "BELIEVE," "INTENDS," "EXPECTS," "PLANS," "ANTICIPATES," AND VARIATIONS THEREOF, IDENTIFY FORWARD-LOOKING STATEMENTS, BUT THEIR ABSENCE DOES NOT MEAN THAT A STATEMENT IS NOT FORWARD-LOOKING. SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF PERFORMANCE, AND THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN SUCH STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE UNEXPECTED SHORTAGES OF CRITICAL COMPONENTS, RESCHEDULING OR CANCELLATION OF CUSTOMER ORDERS, LOSS OF A MAJOR CUSTOMER, THE TIMING AND MARKET ACCEPTANCE OF NEW PRODUCT INTRODUCTIONS BY THE COMPANY AND ITS COMPETITORS, GENERAL COMPETITION AND PRICE PRESSURES IN THE MARKETPLACE, THE COMPANY'S ABILITY TO CONTROL COSTS AND EXPENSES AS WELL AS ITS ABILITY TO SUCCESSFULLY DEPLOY THE ACQUIRED TECMAR ASSETS IN THE EXECUTION OF ITS ENTRY-LEVEL MARKET INITIATIVE. REFERENCE IS ALSO MADE TO OTHER FACTORS SET FORTH IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING THE "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS" AND OTHER SECTIONS OF THE COMPANY'S FORM 10-K FOR THE MOST RECENTLY COMPLETED FISCAL YEAR. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS RELEASE, AND THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION, EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS RELEASE.


* A trademark or trade name of an entity other than Overland